 Exhibit (a)(1)(B)
LETTER OF TRANSMITTAL
TO TENDER AMERICAN DEPOSITARY SHARES
OF
AENZA S.A.A.
(FORMERLY GRAÑA Y MONTERO S.A.A.)
AT S/ 9.40 PER AMERICAN DEPOSITARY SHARE
PURSUANT TO THE U.S. OFFER TO PURCHASE DATED JUNE 16, 2021
BY
IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP
WHICH IS JOINTLY OWNED BY
IG4 CAPITAL PRIVATE EQUITY INVESTMENTS II-A LP
IG4 CAPITAL PRIVATE EQUITY INVESTMENTS II-B LP
IG4 CAPITAL PRIVATE EQUITY INVESTMENTS II-C LP
AND
IG4 CAPITAL INFRASTRUCTURE CO-INVESTMENTS A LP
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 15, 2021, UNLESS THE U.S. OFFER IS EXTENDED.
American Depositary Share Letter of Transmittal to Tender American Depositary Shares
This document relates to an offer to purchase your ADSs (as defined below) for cash, dated June 16, 2021 (together with any amendments or supplements thereto, the “Offer to Purchase”). IG4 Capital Infrastructure Investments LP, a limited partnership organized under the laws of Scotland (“Purchaser”), is jointly owned by IG4 Capital Private Equity Investments II-A LP, IG4 Capital Private Equity Investments II-B LP, IG4 Capital Private Equity Investments II-C LP and IG4 Capital Infrastructure Co-Investments A LP, each a limited partnership organized under the laws of England and Wales (collectively, “IG4”). Purchaser is offering to purchase 107,198,601 common shares, par value S/ 1.00 per share (each, a “Common Share,” and collectively, the “Common Shares”), of Aenza S.A.A. (formerly Graña y Montero S.A.A.), a publicly-held corporation (sociedad anónima abierta) organized under the laws of Peru (the “Company”), including Common Shares represented by American Depositary Shares (each of which represents five (5) Common Shares) (each, an “ADS,” and collectively, the “ADSs”), delivered by The Bank of New York Mellon acting as depositary (“ADS Depositary”), pursuant to that certain Deposit Agreement, dated as of December 31, 2018, among the Company, the ADS Depositary and all owners and holders from time to time of ADSs issued thereunder, which represent in the aggregate approximately 12.29% of the outstanding Common Shares, including Common Shares represented by ADSs, through concurrent tender offers in Peru and in the United States.
Purchaser is offering to purchase Common Shares from U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended, which defines a U.S. holder as “any security holder resident in the United States”), and ADSs from all holders, wherever located, for S/ 1.88 per Common Share and S/ 9.40 per ADS, in each case, payable to the seller in cash, without interest, less any withholding taxes that may be applicable (see “The U.S. Offer — Terms of the U.S. Offer — Material Terms — Consideration and Payment” of the Offer to Purchase), upon the terms and subject to the conditions set forth in the Offer to Purchase and this American Depositary Share Letter of Transmittal (together with any amendments or supplements thereto, the “ADS Letter of Transmittal,” and together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, the “U.S. Offer”).
Voluntary Corporate Action: COY GMSB

Capitalized terms used in this ADS Letter of Transmittal and not otherwise defined herein have the meanings ascribed to them in the Offer to Purchase.
THIS ADS LETTER OF TRANSMITTAL MAY BE USED BY REGISTERED HOLDERS OF ADSs TO TENDER ADSs AND BY U.S. HOLDERS OF COMMON SHARES TO TENDER INTO THE U.S. OFFER.
You should use this ADS Letter of Transmittal if you are a registered holder of American Depositary Receipts evidencing ADSs or uncertificated ADSs on the books of the ADS Depositary pursuant to the procedures set forth in the Offer to Purchase (see “The U.S. Offer — Procedures for Tendering into the U.S. Offer — Tender of ADSs” of the Offer to Purchase).
U.S. holders of Common Shares that wish to participate in the U.S. Offer may, pursuant to the instructions contained in the Offer to Purchase, deposit their Common Shares for issuance of ADSs that will be tendered into the U.S. Offer (subject to proration) as set forth in the Offer to Purchase (see “The U.S. Offer — Procedures for Tendering into the U.S. Offer — Tender of Common Shares” of the Offer to Purchase). To do so, prior to 5:00 p.m., New York City time, on July 15, 2021, or the latest time and date at which the U.S. Offer will expire if the U.S. Offer is extended (the “Expiration Date”), U.S. holders of Common Shares must (a) deposit, or instruct their local custodian or securities intermediary to deposit, their Common Shares with Scotiabank Perú as custodian (the “ADS Custodian”), for the account of the ADS Depositary using the account details set forth below, (b) instruct the ADS Depositary to register ADSs in their name on an uncertificated basis, by supplying the instructions set forth below to the ADS Custodian, and (c) properly complete, duly execute and deliver an ADS Letter of Transmittal covering those ADSs (along with the W-9 form with the holder’s U.S. Tax ID), and any other required documents, to The Bank of New York Mellon, which has been appointed by Purchaser to act as tender agent for the U.S. Offer (the “U.S. Tender Agent”), at one of addresses set forth below. Note that local custodians and securities intermediaries are likely to establish cut-off times and dates that are earlier than 5:00 p.m., New York City time, on the Expiration Date for receipt of instructions to tender Common Shares and may charge a transaction or service fee. You should consult your local custodian or securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.
U.S. holders of Common Shares should instruct their local custodian or securities intermediary to deliver the Common Shares they intend to tender into the U.S. Offer to the ADS Custodian, using the following account details:
Scotiabank Perú
Scotiabank BIC:	BSUDPEPL
Cavali S.A. ICLV R.U.T. No.:	320695
For the account of:	The Bank of New York Mellon DR
Place of Settlements (PSET):	CVLIPEPLXXX
Attn.:	Ronald Alpiste Rodriguez, Jaime Eduardo Soto Salas, Manuel Moreno Sanchez, Gianmarco Alexander Ormaeche Aranda
Ref:	IG4 / ADS issuance for tender into the U.S. Offer
The delivery of the Common Shares to the ADS Custodian must be accompanied by the following instructions to be supplied to the ADS Custodian:
Name of holder to whom the ADSs are to be registered: Ref:	IG4 / ADS issuance for tender into the U.S. Offer
In order for the ADSs representing tenders from U.S. holders of Common Shares to be validly tendered, the ADS Letter of Transmittal must be sent to the U.S. Tender Agent with the same registered holder’s information supplied above to the ADS Custodian.
Each ADS will represent five (5) Common Shares. U.S. holders of “odd-lots” (lots of fewer than five (5) Common Shares) (“Odd-Lots”) who wish to participate in the U.S. Offer may deposit these Odd-Lots
Voluntary Corporate Action: COY GMSB

with the ADS Custodian as described above. To the extent practicable, the ADS Depositary will combine Odd-Lots of Common Shares with other Odd-Lots to create whole ADSs that Purchaser will accept for payment, upon the terms and subject to the conditions of the U.S. Offer.
To the extent that Purchaser accepts for payment such Common Shares, including Odd-Lots, tendered in the U.S. Offer, after the application of proration, if applicable, Purchaser will purchase the ADSs representing those Common Shares. U.S. holders of Common Shares will not be responsible for any fees relating to the deposit of Common Shares with the ADS Depositary for issuance of ADSs to be tendered into the U.S. Offer or any fees relating to the subsequent cancellation of the ADSs accepted for payment pursuant to the U.S. Offer. To the extent Purchaser does not accept for payment such Common Shares tendered in the U.S. Offer, those ADSs will be surrendered for cancellation and the Common Shares will be returned to the account in Cavali S.A. ICLV specified in this ADS Letter of Transmittal.
The instructions set forth in the Offer to Purchase and this ADS Letter of Transmittal should be read carefully before this ADS Letter of Transmittal is completed.
Purchaser is not providing for guaranteed delivery procedures. Therefore, you may not accept the U.S. Offer by delivery of a notice of guaranteed delivery. The only methods for accepting the U.S. Offer are the procedures set forth in the Offer to Purchase (see “The U.S. Offer — Procedures for Tendering into the U.S. Offer” of the Offer to Purchase).
This tender of ADSs (including Common Shares deposited for issuance of ADSs as described above) is made subject to all the terms and conditions of the U.S. Offer, and the undersigned hereby makes, for itself, and, if it is tendering on behalf of a customer, on behalf of its customer, all the representations, warranties and undertakings of tendering holders that are set forth in the Offer to Purchase, which the undersigned acknowledges it has received and, if it is tendering on behalf of a customer, has delivered to or made available to its customer.
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 15, 2021, UNLESS THE U.S. OFFER IS EXTENDED.
Return this completed and signed ADS Letter of Transmittal to the U.S. Tender Agent at one of the addresses below. Delivery by overnight courier is recommended.
Delivery of this ADS Letter of Transmittal to an address other than as set forth below will not constitute a valid delivery to the U.S. Tender Agent.
By Mail: The Bank of New York Mellon Voluntary Corporate Actions — Suite V P.O. Box 43011 Providence, Rhode Island 02940-3011 United States of America	By Overnight Delivery: The Bank of New York Mellon Voluntary Corporate Actions — Suite V 150 Royall Street Canton, Massachusetts 02021 United States of America
Voluntary Corporate Action: COY GMSB

DESCRIPTION OF ADSs TENDERED / COMMON SHARES DELIVERED TO THE ADS CUSTODIAN

Name(s) and
address(es) of
registered holder(s)
(Please fill in, if blank,
exactly as name(s)
appear(s) on ADRs or
in book-entry form on
the books of the ADS
Depositary, or in the
case of a tender of
Common Shares, the
information provided to
the ADS Custodian by
the tendering U.S.
holder of Common
Shares)
ADSs tendered or number of Common Shares delivered to the ADS Custodian (attach additional list if necessary)
Certificated ADSs(1)			Book-Entry ADSs(2)	Common Shares(3)
ADR Certificate Number(s)	Total Number of ADSs Evidenced by ADRs	Number of ADSs Tendered	Number of ADSs Tendered	Number of Common Shares Tendered

Total ADSs or Common Shares
(1) Unless otherwise indicated, it will be assumed that all ADSs represented by ADRs described above are being tendered hereby. See Instruction 3.

(2)
If the ADSs are uncertificated, you MUST indicate the number of ADSs you are tendering. Unless otherwise indicated, it will be assumed that all uncertificated ADSs represented by book-entry are being tendered hereby.

(3) The number of Common Shares tendered must equal the number of Common Shares delivered to the ADS Custodian for deposit.

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the ADR or book-entry form on the books of the ADS Depositary or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. See Instruction 1 on the reverse side of this page.

X
	Signature of holder	Date	Daytime Telephone #
X
	Signature of holder	Date	Daytime Telephone #
Voluntary Corporate Action: COY GMSB

PLACE AN ☒ IN ONE TENDER BOX ONLY See Instruction numbers 2 and 3 on the reverse side of this form.
or
☐ Partial Tender

☐ Tender All
WHOLE ADSs
Please complete the back if you would like to transfer ownership or request special mailing.
☐
CHECK HERE IF COMMON SHARES HAVE BEEN DEPOSITED WITH THE ADS CUSTODIAN FOR ADS ISSUANCE AND TENDER INTO THE U.S. OFFER. BY CHECKING THIS BOX, YOU ACKNOWLEDGE THAT YOUR SIGNATURE ON THIS ADS LETTER OF TRANSMITTAL CONSTITUTES YOUR INSTRUCTION TO SURRENDER FOR THE PURPOSE OF WITHDRAWAL WITH RESPECT TO ANY ADSs REPRESENTING THOSE COMMON SHARES THAT ARE NOT ACCEPTED FOR PAYMENT IN THE U.S. OFFER.

☐
CHECK HERE IF ADR CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.

Voluntary Corporate Action: COY GMSB

Instructions for setting up receive instructions for U.S. holders of Common Shares forming part of the terms and conditions of the Offer to Purchase
To the extent Purchaser does not accept for payment your Common Shares tendered in the U.S. Offer, please supply the following information about your local custodian or securities intermediary in Peru for delivery of any Common Shares which have not been accepted for payment by Purchaser.
Name of Broker / Securities Intermediary in Peru:
Broker / Telephone / Email:
Address of Broker:
Contact Person at Broker:
Name of Local Custodian (if applicable):
SWIFT Address:
CAVALI S.A. ICLV: R.U.T. No.:
PSET No.:
Client ID:
Account Details:
Name of Owner:
Address of Owner:
U.S. Tax ID of Owner:
Instructions for tendering your ADSs forming part of the terms and conditions of the Offer to Purchase
Delivery of ADS Letter of Transmittal:   This ADS Letter of Transmittal must be mailed or delivered by overnight courier to the U.S. Tender Agent. The method of delivery to the U.S. Tender Agent at one of the addresses listed below is at the option and risk of the tendering holders of such ADSs. Delivery by overnight courier, properly insured, is recommended. Delivery will be deemed effective only when received by the U.S. Tender Agent. For your convenience, a return envelope is enclosed.
Authorization and Registration:   The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the U.S. Tender Agent to be appropriate or necessary to complete the tender. The signer(s) hereby irrevocably appoints the U.S. Tender Agent as lawful agent and attorney in-fact of the signer(s) to effect the tender (such power of attorney being deemed coupled with an interest). By providing the information required by this ADS Letter of Transmittal, the signer confirms that the registered holder has consented to the provision of such information, including any personal data contained therein, to the U.S. Tender Agent and the further transfer by the U.S. Tender Agent of that information and personal data (if applicable) for the purpose of the tender. All authority conferred or agreed to be conferred in this form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives
Voluntary Corporate Action: COY GMSB

of the signer(s) and shall not be affected by, and shall survive, the death and incapacity of the signer(s). The signer(s) understands that tender will not be deemed to have been made in acceptable form until receipt by the U.S. Tender Agent of this ADS Letter of Transmittal, duly completed and manually signed, and all accompanying evidences of authority. The signer(s) agrees that all questions as to validity, form and eligibility of any tender of ADSs hereunder will be determined by Purchaser and that such determination will be final and binding. The signer(s) acknowledges that until Purchaser accepts the tendered ADSs, the signer(s) will not receive any cash in exchange for the ADSs. The signer(s) further agrees that no interest will accrue on the cash payment.
Form W-9:   Under U.S. federal income tax law, a U.S. holder (as defined in “The U.S. Offer — Tax Considerations — Material U.S. Federal Income Tax Consequences” of the Offer to Purchase) is required to provide the U.S. Tender Agent with such holder’s correct taxpayer identification number. If your taxpayer identification number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are not a U.S. holder, you must complete and submit Form W-8BEN or other appropriate Form W-8 (which may be obtained from the website of the U.S. Internal Revenue Service on http://www.irs.com or from Innisfree M&A Incorporated, which has been appointed as information agent) to the U.S. Tender Agent.
Special Transfer Instructions Please see Instruction number 4 below.		Special Mailing Instructions Please see Instruction number 5 below.
If you want your ADS, ADR certificates and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name.	Signature Guarantee Medallion
Fill in ONLY if you want your ADR certificates and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this ADS Letter of Transmittal.

(Title of Officer Signing this Guarantee)
Name (Please Print First, Middle & Last Name)	(Name of Guarantor — Please Print)	Name (Please Print First, Middle & Last Name)
Address (Number and Street)	(Address of Guarantor Firm)	Address (Number and Street)
(City, State & Zip Code)		(City, State & Zip Code)
(Tax Identification or Social Security Number)
Voluntary Corporate Action: COY GMSB

INSTRUCTIONS FOR COMPLETING THE ADS LETTER OF TRANSMITTAL
1.
Sign, date and include your daytime telephone number in this ADS Letter of Transmittal in Box 1. After completing all other applicable sections, return this ADS Letter of Transmittal and, if applicable, your original ADR certificates in the enclosed envelope. The method of delivery of any documents, including ADR certificates, is at the election and risk of the tendering ADS holder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

2.
If you are tendering all your ADSs, please check Box 2 only.

3.
If you are tendering some of your ADSs, please check Box 3 and indicate the number of ADSs you wish to tender. In the case of ADSs evidenced by ADRs, a new ADR evidencing the remainder of ADSs represented by your tendered ADRs along with any ADSs that were not purchased in the U.S. Offer will be sent to the person(s) signing this ADS Letter of Transmittal, or delivered as such person(s) properly indicate(s) herein, as promptly as practicable following the date the tendered ADSs are accepted for payment. In the case of uncertificated ADSs, the remainder of the ADSs that were not tendered along with any ADSs that were not purchased in the U.S. Offer will be credited back in book-entry form to the registered holder. If you do not specify otherwise in this ADS Letter of Transmittal, we will assume that you intend to tender all ADSs that you deliver to the U.S. Tender Agent.

4.
If you want your ADSs, ADR certificates and/or check for cash to be issued in another name, fill in Box 4. Signature(s) in Box 4 must be guaranteed by a Medallion Guarantee (as defined in “Summary Term Sheet — I am a registered holder of American Depositary Receipts (“ADRs”) evidencing ADSs. How do I participate in the U.S. Offer?” of the Offer to Purchase).

5.
Complete Box 5 only if your ADR certificates and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

6.
Mutilated, Lost, Stolen or Destroyed Certificates.   If any ADR certificate has been mutilated, lost, stolen or destroyed, the ADS holder should promptly call the ADS Depositary at 1-888-269-2377 for U.S. domestic calls or +1 201-680-6825 for international calls. The ADS holder will then be instructed by the ADS Depositary as to the steps that must be taken to replace the ADR certificate. This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

For Assistance Please Contact
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Holders may call toll free: 1 (888) 750-5834 (from the U.S. and Canada)
From outside the U.S. and Canada, please call:
+1 (412) 232-3651
Banks and Brokers may call collect:
(212) 750-5833
Email (for material requests only):
info@innisfreema.com
Voluntary Corporate Action: COY GMSB

Form W-9(Rev. October 2018) Department of the Treasury Internal Revenue ServiceRequest for Taxpayer Identification Number and Certification Go to www.irs.gov/FormW9 for instructions and the latest information.Give Form to the requester. Do not send to the IRS.Print or type.See specific Instructions on page 3.1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.2 Business name/disregarded entity name, if different from above3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes.4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):Exempt payee code (if any)Exemption from FATCA reporting code (if any)(Applies to accounts maintained outside the U.S.) Individual/sole proprietor or single-member LLC C Corporation S Corporation Partnership Trust/estate Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for
U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner. Other (see instructions) 5 Address (number, street, and apt. or suite no.) See instructions.Requester’s name and address (optional)6 City, state, and ZIP code7 List account number(s) here (optional)Part I Taxpayer Identification Number (TIN)Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later.Social security number– –orNote: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter.Employer identification number–Part II CertificationUnder penalties of perjury, I certify that:1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and3. I am a U.S. citizen or other U.S. person (defined below); and4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.SignHereSignature ofU.S. personDateGeneral InstructionsSection references are to the Internal Revenue Code unless otherwise noted.Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.Purpose of FormAn individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.• Form 1099-INT (interest earned or paid)• Form 1099-DIV (dividends, including those from stocks or mutual funds)• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)• Form 1099-S (proceeds from real estate transactions)• Form 1099-K (merchant card and third party network transactions)• Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)• Form 1099-C (canceled debt)• Form 1099-A (acquisition or abandonment of secured property)Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.By signing the filled-out form, you:1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),2. Certify that you are not subject to backup withholding, or3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information.Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:• An individual who is a U.S. citizen or U.S. resident alien;• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;• An estate (other than a foreign estate); or• A domestic trust (as defined in Regulations section 301.7701-7).Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.2. The treaty article addressing the income.3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.4. The type and amount of income that qualifies for the exemption from tax.5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under

U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.Backup WithholdingWhat is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.Payments you receive will be subject to backup withholding if:1. You do not furnish your TIN to the requester,2. You do not certify your TIN when required (see the instructions for Part II for details),3. The IRS tells the requester that you furnished an incorrect TIN,4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.Also see Special rules for partnerships, earlier.What is FATCA Reporting?The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information.Updating Your InformationYou must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.PenaltiesFailure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.Specific InstructionsLine 1You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.d. Other entities. Enter your name as shown on required U.S.
federal tax documents on line 1. This name should match the

name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.Line 2If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.Line 3Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.IF the entity/person on line 1 is a(n) . . .THEN check the box for . . .• CorporationCorporation• Individual• Sole proprietorship, or• Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.Individual/sole proprietor or single- member LLC• LLC treated as a partnership for U.S. federal tax purposes,• LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or• LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)• PartnershipPartnership• Trust/estateTrust/estateLine 4, ExemptionsIf you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.Exempt payee code.• Generally, individuals (including sole proprietors) are not exempt from backup withholding.• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.• Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.1–An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)2–The United States or any of its agencies or instrumentalities3–A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities4–A foreign government or any of its political subdivisions, agencies, or instrumentalities5–A corporation6–A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession7–A futures commission merchant registered with the Commodity Futures Trading Commission8–A real estate investment trust9–An entity registered at all times during the tax year under the Investment Company Act of 194010–A common trust fund operated by a bank under section 584(a)11–A financial institution12–A middleman known in the investment community as a nominee or custodian13–A trust exempt from tax under section
664 or described in section 4947The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.IF the payment is for . . .THEN the payment is exempt for . . .Interest and dividend paymentsAll exempt payees except for 7Broker transactionsExempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.Barter exchange transactions and patronage dividendsExempt payees 1 through 4Payments over $600 required to be reported and direct sales over $5,0001Generally, exempt payees 1 through 52Payments made in settlement of payment card or third party network transactionsExempt payees 1 through 41 See Form 1099-MISC, Miscellaneous Income, and its instructions.

2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.A–An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)B–The United States or any of its agencies or instrumentalitiesC–A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalitiesD–A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)E–A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)F–A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any stateG–A real estate investment trustH–A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940I–A common trust fund as defined in section 584(a)J–A bank as defined in section 581K–A brokerL–A trust exempt from tax under section 664 or described in section 4947(a)(1)M–A tax exempt trust under a section 403(b) plan or section 457(g) planNote: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.Line 5Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.Line 6Enter your city, state, and ZIP code.Part I. Taxpayer Identification Number (TIN)Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.Part II. CertificationTo establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity,

the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.Signature requirements. Complete the certification as indicated in items 1 through 5 below.1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.What Name and Number To Give the RequesterFor this type of account:Give name and SSN of:1. Individual2. Two or more individuals (joint account) other than an account maintained by an FFI3. Two or more U.S. persons (joint account maintained by an FFI)4. Custodial account of a minor (Uniform Gift to Minors Act)5. a. The usual revocable savings trust (grantor is also trustee)b. So-called trust account that is not a legal or valid trust under state law6. Sole proprietorship or disregarded entity owned by an individual7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A))The individualThe actual owner of the account or, if combined funds, the first individual on the account1Each holder of the accountThe minor2The grantor-trustee1The actual owner1The owner3The grantor*For this type of account:Give name and SSN of:For this type of account:Give name and EIN of:8. Disregarded entity not owned by an individual9. A valid trust, estate, or pension trust10. Corporation or LLC electing corporate status on Form 8832 or Form 255311. Association, club, religious, charitable, educational, or other tax- exempt organization12. Partnership or multi-member LLC13. A broker or registered nominee14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))The ownerLegal entity4The corporationThe organizationThe partnershipThe broker or nomineeThe public entityThe trust1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.2 Circle the minor’s name and furnish the minor’s SSN.3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the
TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier.*Note: The grantor also must provide a Form W-9 to trustee of trust.Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.Secure Your Tax Records From Identity TheftIdentity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.To reduce your risk:• Protect your SSN,• Ensure your employer is protecting your SSN, and• Be careful when choosing a tax preparer.If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS

Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.For more information, see Pub. 5027, Identity Theft Information for Taxpayers.Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.Privacy Act NoticeSection 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.